UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2006

HEALTHEXTRAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31014	52-2181356
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 King Farm Boulevard, Rockville, Maryland 20850

(Address of principal executive offices)

(301) 548-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-25(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

The following provides information pertaining to HealthExtras, Inc. (the “Company”) regarding directors and executive officers of the Registrant, stock ownership, certain transactions with related parties, accountant fees and services, Section 16 beneficial ownership reporting compliance and recent developments.

Directors and Executive Officers

The following table sets forth certain information with respect to the directors and executive officers of the Company as of March 21, 2006.

Name	Age	Position	Director Since
Directors whose terms expire in 2006
Steven B. Epstein	62	Director	2003
Daniel J. Houston (1, 2)	44	Director	2005
Michael R. McDonnell	42	Director	2004
Dale B. Wolf	51	Director	2003

Directors whose terms expire in 2007
Thomas L. Blair (3, 4)	61	Director	1999
William E. Brock	75	Director	2000
Edward S. Civera(4)	54	Chairman of the Board	2000
Deanna Strable-Soethout (1)	37	Director	2002

Directors whose terms expire in 2008
David T. Blair (3)	36	Director & Chief Executive Officer	1999
Frederick H. Graefe	61	Director	2000
Thomas J. Graf (1)	57	Director	1999

Executive Officers who are not Directors
Michael P. Donovan	47	Chief Financial Officer & Treasurer
Thomas M. Farah	52	General Counsel & Secretary
Nick J. Grujich	43	Executive Vice President & Chief Operating Officer

(1)	Mr. Graf, Mr. Houston and Ms. Strable-Soethout are employees of Principal Financial Group, Inc.
(2)	Mr. Houston was elected by the Board on April 29, 2005 to fill the vacancy created by the resignation of Carey G. Jury.
(3)	Thomas L. Blair is the father of David T. Blair.
(4)	The Board of Directors, on April 29, 2005, elected Edward S. Civera as Chairman of the Board. Thomas L. Blair, the former Chairman, continues to serve as a Director.

Biographical Information of Directors Whose Terms Expire in 2006

Steven B. Epstein (Director since 2003) is a founding member of the law firm of Epstein Becker & Green, P.C., one of the first law firms to specialize in health care law when established in 1973, and which has since grown to over 350 attorneys with 11 domestic offices. Mr. Epstein currently serves as the senior partner in the firm’s Washington, DC office and is a member of the firm’s Board of Directors and Executive Committee. In 1972, prior to founding Epstein Becker & Green, Mr. Epstein was a legal consultant to the U.S. Department of Health, Education and Welfare. He currently serves on the boards of directors and boards of advisors of numerous health care and venture capital companies and educational institutions, one of which is Discovery Holdings Ltd. (JSE: DSY), a publicly held company in Johannesburg, South Africa.

Daniel J. Houston (Director since 2005) has served as a Senior Vice President of Principal Financial Group, Inc. (NYSE: PFG) since 2000. Mr. Houston has held several positions with the company since 1984, including being named Regional Director of Group and Pension Sales in 1990, Regional Vice President in 1993, and Vice President in 1997. He is on the board of directors for several entities that are affiliates of Principal Financial Group, including Executive Benefit Services, Principal Financial Advisors, Principal Trust Company (Asia) Limited and Principal Bank, as well as a member and Chairman of the Board of Professional Pensions, Inc., Trustar Retirement Services and BCI Group, Inc.

Michael R. McDonnell (Director since 2004) has served as Executive Vice President and Chief Financial Officer of MCG Capital Corporation (Nasdaq: MCGC), a financial services company providing financing and advisory services to a variety of middle market companies. From 2000 to 2004, Mr. McDonnell served as Chief Financial Officer of EchoStar Communications Corporation (Nasdaq: DISH) (“ECC”), and from 1986 to 2000, he was with PricewaterhouseCoopers LLP, where he was admitted as a partner in 1996.

Dale B. Wolf (Director since 2003) was elected Chief Executive Officer and to the Board of Directors of Coventry Health Care, Inc. (NYSE: CVH) effective January 2005. Prior to that, he served as Executive Vice President, Chief Financial Officer and Treasurer of Coventry from 1996 through 2004. From 1995 to 1996, Mr. Wolf was Executive Vice President of SpectraScan Health Services, Inc., a women’s health care services company. In 1995, Mr. Wolf served as Senior Vice President of Business Development for the MetraHealth Companies, Inc., a managed health care company, and from 1988 to 1994, he was Vice President, Special Operations, of the Managed Care and Employee Benefits Operations of The Travelers, an insurance company.

Biographical Information of Directors Whose Terms Will Expire in 2007

Thomas L. Blair (Chairman of the Board until June 7, 2005 and Director since 1999) is the founder of HealthExtras and its predecessors, and is currently the Chairman of the Board of Directors of both FedMed, Inc. and United Medical Bank, F.S.B. Mr. Blair served as Chairman and Chief Executive Officer or Co-Chief Executive Officer of United Payors & United Providers, Inc. from January 1995 until its acquisition by BCE Emergis Inc. in March 2000. From 1992 to 1995, Mr. Blair was President of Initial Managers & Investors, Inc., which business was contributed to United Payors & United Providers. Mr. Blair founded America’s Health Plan, Inc. in 1989 and served as its President and Chief Executive Officer from 1989 to 1992. From 1977 until 1988, Mr. Blair was a principal of Jurgovan & Blair, Inc., which developed and managed health maintenance organizations.

William E. Brock (Director since 2000) is Chairman of Intellectual Development Systems, Inc., a firm he founded in 1996. He has served as Senior Counsel and Trustee of the Center for Strategic and International Studies in Washington, DC since 1994. From 1988 to 1994, Mr. Brock served as Chairman of the Brock Group, a consulting firm. From 1988 to 1991, he served as the Chairman of the National Endowment for Democracy. From 1985 to 1987, he served as the United States Secretary of Labor, and from 1981 to 1985, he was United States Trade Representative. Mr. Brock has also served for eight years as a member of the United States House of Representatives and for six years as a member of the United States Senate. Mr. Brock is also currently on the Boards of Directors of Strayer Education, Inc. (Nasdaq: SCRA) and of On Assignment, Inc. (Nasdaq: ASGN).

Edward S. Civera (Chairman of the Board as of June 7, 2005 and Director since 2000) is a business executive with over 30 years of experience in operations, accounting and finance from both the public accounting and corporate perspective. He is currently the Managing General Partner at Civera Investment Partnership, a private investment partnership that consults on financial, as well as merger and acquisition strategies. From 1997 to 2001, Mr. Civera was the Chief Operating Officer and Co-Chief Executive Officer of United Payors & United Providers, Inc., and worked with Thomas L. Blair in the founding of HealthExtras. Prior to his position at United Payors & United Providers, Mr. Civera spent 25 years with Coopers & Lybrand (now PricewaterhouseCoopers LLP), the last 15 years as both a partner and managing partner focused on financial advisory and auditing services. Mr. Civera is also currently on the Boards of Directors of MCG Capital Corporation (Nasdaq: MCGC), The Mills Corporation (NYSE: MLS) and Medstar Health, a non-profit health care organization.

Deanna D. Strable-Soethout (Director since 2002) is a Senior Vice President of Principal Life Insurance Company, the operating, wholly-owned subsidiary of Principal Financial Group, Inc. (NYSE: PFG). Since joining Principal Financial Group in 1989, Ms. Strable-Soethout has served in numerous positions, including Group Dental and Group Vision Product Director, Second Vice President, Chief Financial Officer of Disability Products, and Vice President of the Disability Division. She currently leads the Specialty Benefits Division, which includes the Disability, Group Life, Group Dental and Group Vision businesses.

Biographical Information of Directors Whose Terms Will Expire in 2008

David T. Blair (Chief Executive Officer and Director since 1999) initially joined a predecessor of HealthExtras in 1997 as Chief Financial Officer. From 1995 to 1997, Mr. Blair was the Finance Manager of United Payors & United Providers Inc. At United Payors & United Providers, Mr. Blair focused on its initial public offering and several strategic acquisitions. In 1994, Mr. Blair co-founded the Continued Health Care Benefit Program, which administers health care benefits to individuals leaving the United States Armed Forces. In 1995, this program was merged into United Payors & United Providers.

Frederick H. Graefe (Director since 2000) is the founder and principal partner of the Law Offices of Frederick H. Graefe, PLLC in Washington, DC. From 2002 to 2004, he was a partner in the Washington, DC office of the law firm of Hunton & Williams. From 1988 to 2002, he was a partner in the Washington, DC office of Baker & Hostetler, L.L.P. From 1980 to 1987, he was a partner at Finley, Kumble, Wagner, Heine, Underberg, Manley, Myerson & Casey. He worked for Howrey & Simon from 1975 through 1979 after serving a two-year clerkship for the Honorable Howard F. Corcoran, United States District Judge for the District of Columbia. From 1967 to 1970, Mr. Graefe was a Marine officer on active duty.

Thomas J. Graf (Director since 1999) has served as a Senior Vice President of the Principal Financial Group, Inc. (NYSE: PFG) since January 1994. Mr. Graf has held several executive positions with Principal Financial Group, including Chief Actuary, Chief Information Officer, head of the Group Insurance Business unit and head of Strategic Planning, and currently serves as the head of Investor Relations.

Biographical Information of Executive Officers Who Are Not Directors

Michael P. Donovan joined HealthExtras in April 1999 as Chief Financial Officer. From early 1998 until early 1999, Mr. Donovan was engaged in a variety of technology and business development activities for HealthExtras. From 1992 to 1997, Mr. Donovan served as Senior Vice President of Business and Technology Development for PHP Healthcare Corporation. From 1989 to 1992, Mr. Donovan served as Chief Financial Officer of Direct Health, Inc. Prior to that, Mr. Donovan was a Senior Manager for KPMG, LLP, then KPMG Peat Marwick, responsible for a variety of technology and health care clients.

Thomas M. Farah joined HealthExtras in March 2002 as General Counsel, and was appointed Corporate Secretary of the Company in March 2003. Prior to joining HealthExtras, Mr. Farah was General Counsel of Federal Medical, Inc. From 1986 through 2000, Mr. Farah was a member, and from 1978 to 1986 he was an associate, of the law firm of Epstein Becker & Green, P.C. in its Washington, DC office. Mr. Farah’s practice involved providing legal advice to health care companies on regulatory, corporate and transactional matters.

Nick J. Grujich joined HealthExtras in June 2005 as Executive Vice President and Chief Operating Officer of the Company. Mr. Grujich has been responsible for the operations of the Company’s subsidiary, Catalyst Rx, since February 2005. From 1997 to 2005, Mr. Grujich served in various positions including Director of Finance, Senior Director of Finance, and Vice President of Finance and Administration for Eckerd Health Services, a division of Eckerd Corporation (which until August 2004 was a subsidiary of J.C. Penney Company, Inc.), specializing in pharmacy benefit management and mail order pharmacy services. From 1994 to 1997, Mr. Grujich served as Assistant Controller, Director of Finance, and Director of Practice Management of Penn Group Medical Associates, an affiliate of HealthAmerica, a subsidiary of Coventry Health Care, Inc.

Audit Committee

Current members of the Audit Committee are Michael R. McDonnell (Chairman), William E. Brock, Frederick H. Graefe and Dale B. Wolf. All members of the Audit Committee meet the standards of independence for audit committee members established by the Nasdaq Stock

Market Rules and the Sarbanes-Oxley Act of 2002. In addition, the Board has determined that Mr. McDonnell is the “audit committee financial expert” for purposes of the Securities and Exchange Commission’s (“SEC”) rules. Acting under a revised written charter adopted by the Board of Directors on October 9, 2003, the Audit Committee annually reviews the qualifications of, and appoints the Company’s independent registered public accountants. The Audit Committee approves the planning and fees for, and the results of, the annual audit of the Company’s financial statements. The Committee held six meetings in 2005, each of which was attended by all directors serving on the Committee at that time. A copy of the Audit Committee charter was included as Exhibit D to the Company’s proxy statement of April 29, 2004, and will be furnished without charge upon written request to the Corporate Secretary, HealthExtras, Inc., 800 King Farm Boulevard, 4th Floor, Rockville, Maryland 20850.

Director Compensation

Directors who were not employees of the Company, who did not have a beneficial interest in 10% or more of the Company’s common stock and who were not officers or employees of organizations that owned 10% or more of the Company’s common stock (“Qualifying Directors”) were, beginning July 1, 2004, paid a quarterly retainer of $12,000 ($48,000 per year). During 2005, six of the Board’s directors met the definition of directors qualifying for the retainer. All directors, however, are reimbursed for reasonable travel and incidental expenses incurred in attending meetings and carrying out their duties as directors. The retainer (along with the Director Options described below) constitutes payment for all Board and committee meetings and responsibilities, regardless of the number of such meetings or the extent of such responsibilities. Qualifying Directors are also the only directors entitled to stock option grants under the Amended & Restated 2000 Directors’ Stock Option Program. Pursuant to that Program, each Qualifying Director at the time of election or appointment is entitled to be granted a Director Option to purchase 15,000 shares. Subsequent grants of options for 5,000 shares of Company common stock are granted automatically on the day after each annual meeting of stockholders without further action by the Board of Directors to each Qualifying Director who has been a director since the previous annual meeting of stockholders. The exercise price of options granted under the Director’s Stock Option Program is set at the fair market value of the Company’s common stock on the date of grant. Mr. Thomas Blair and the directors employed by Principal Financial Group, Inc. originally waived their right to compensation for performance of their services as directors of the Company, and the Board has since, by unanimous vote, made their exclusion from compensation a part of the Board’s current compensation policy described above.

Executive Compensation

Summary Compensation Table

The following table sets forth, for the years indicated, the cash and non-cash compensation paid to, or earned by, the Chief Executive Officer during 2005 and the other executive officers of the Company as of December 31, 2005.

					Long-Term Compensation
		Annual Compensation			Awards
Name & Principal Positions	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Awards ($)(3)	Securities Underlying Options (No.)	All Other Compensation ($)(2)
David T. Blair	2005	$350,000	$380,000	$—	$1,189,200	$—	$7,500
Chief Executive Officer	2004	350,000	350,000	—	—	—	—
	2003	320,000	103,177	—	—	—	2,500

Michael P. Donovan	2005	280,000	150,000	—	594,600	—	7,500
Chief Financial Officer	2004	280,000	150,000	—	—	—	7,000
	2003	240,000	75,000	—	—	—	6,500

Thomas M. Farah	2005	230,000	65,000	—	—	—	9,500
General Counsel & Secretary	2004	230,000	60,000	—	—	—	6,344
	2003	200,000	40,000	—	—	—	5,625

Nick J. Grujich	2005	217,808	100,000	—	—	100,000	7,500
Executive Vice President	2004	—	—	—	—	—	—
	2003	—	—	—	—	—	—

(1)	Does not include the aggregate amount of perquisites and other personal benefits that did not exceed the lesser of $50,000 or 10% of any individual’s total salary and bonus for the year.
(2)	Represents matching 401(k) contribution.
(3)	Represents 60,000 and 30,000 restricted stock awards made to Mr. Blair and Mr. Donovan, respectively, on July 1, 2005, with a value of $19.82 per share, which vest over three years.

Option Grants in Last Fiscal Year

No stock option grants were made to Messrs. Blair, Donovan or Farah during the year ended December 31, 2005. Pursuant to Mr. Grujich’s employment agreement, on March 9, 2005, Mr. Grujich was granted the option to purchase 100,000 shares of the Company’s common stock under the 2003 Equity Incentive Plan. The grant provided for 25% vesting on each anniversary of the grant date; however, this was superceded by the option vesting acceleration action by the Company at the end of December 2005.

Name	No. of Shares of Common Stock Underlying Options Granted	% of Total Options Granted to Employees in 2005	Exercise Price Per Share (1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation Price for Option Term (2)
					5%	10%
David T. Blair	—	—	$—	—	$—	$—
Michael P. Donovan	—	—	—	—	—	—
Thomas M. Farah	—	—	—	—	—	—
Nick J. Grujich	100,000	87%	15.96	02/01/15	$1,003,716	$2,543,613

(1)	The exercise price of options of HealthExtras may be paid in cash or in shares of the Company’s common stock, valued at fair market value on the exercise date. All stock options were granted with an exercise price equal to the closing price of the Company’s stock on the grant date.
(2)	The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company’s common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Option Value at Fiscal Year End

The following table provides information regarding unexercised stock options for Messrs. Blair, Donovan, Farah and Grujich as of December 31, 2005. Messrs. Donovan, Farah and Grujich did not exercise any stock options during the year ended December 31, 2005. Information regarding Mr. Blair’s exercises is presented below.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options At Fiscal Year-End (No.)		Value of Unexercised In the Money Options at Fiscal Year-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
David T. Blair	237,500	$3,092,499	1,262,500	—	$23,853,375	$—
Michael P. Donovan	—	—	800,000	—	15,580,000	—
Thomas M. Farah	—	—	125,000	—	2,795,000	—
Nick J. Grujich	—	—	100,000	—	914,000	—

(1)	Value of an unexercised in-the-money option is determined by subtracting the exercise price per share from the fair market value per share for the underlying shares as of December 31, 2005, multiplied by the number of such underlying shares. The fair market value of the Company’s common stock is based upon the last reported sale price as reported on the Nasdaq National Market on December 31, 2005 ($25.10 per share).

Employment Agreements

HealthExtras has executed employment agreements with David T. Blair, Michael P. Donovan and Nick J. Grujich.

The employment agreements for Messrs. Blair, Donovan and Grujich, are substantially similar, and provide for three-year terms. Pursuant to his employment agreement, and Compensation Committee actions taken consistent with that agreement, Mr. Blair’s base salary is currently $350,000 per year, and Mr. Blair was granted a cash bonus of $380,000 related to 2005 performance. Pursuant to his employment agreement, and Compensation Committee actions taken consistent with that agreement, Mr. Donovan’s base salary is currently $280,000 per year, and Mr. Donovan was granted a cash bonus of $150,000 related to 2005 performance. Pursuant to his employment agreement, and Compensation Committee actions taken consistent with that agreement, Mr. Grujich’s base salary is currently $237,500 per year, and Mr. Grujich was granted a cash bonus of $100,000 related to 2005 performance. The Compensation Committee reviews salaries for executive officers annually and, pursuant to the employment agreements for Messrs. Blair, Donovan and Grujich, can increase Mr. Blair’s base salary as Chief Executive Officer and, on the recommendation of the Chief Executive Officer, can increase Mr. Donovan’s and/or Mr. Grujich’s base salary. In addition to base salary, the employment agreements provide for, among other things, participation by the executives in employee benefit plans, an automobile allowance and other fringe benefits, and reimbursement of reasonable expenses incurred in advancing the Company’s business.

Upon termination of any executive’s employment for cause, or upon an executive’s voluntary resignation, that executive shall be entitled only to such compensation and benefits as shall have accrued through the date of the executive’s termination or resignation, as the case may be. In the event that an executive’s employment is terminated for any reason other than for cause or voluntary resignation, including termination by reason of death or disability, then the executive shall receive payments under the employment agreement due for the remaining term of the employment agreement, provided that such payment shall not be less than the payment due for a 12-month period. However, upon termination by the Company of an executive’s employment within eighteen months after a change in control, the executive shall be entitled to the same rights, payments and benefits as provided for in the event that the executive is terminated for any reason other than for cause or voluntary resignation, including termination by reason of death or disability, except that in lieu of the continuation of base salary, the executive shall be entitled to a lump sum payment equal to two times the executive’s base salary. Upon an executive’s voluntary resignation or termination for cause during the term of the agreement, each employment agreement generally provides that, for a period of two years from the date of termination, the executive will not compete directly or indirectly with HealthExtras’ business, nor will the executive solicit or contract with entities contracting with HealthExtras. In the event payments made under the agreement or under any other arrangement or plan to an executive in connection with a change in control would subject the executive to the so-called golden parachute excise tax under Section 4999 of the Code, the executive’s payments under the agreement will be reduced to the extent needed so that the executive would not be subject to such exercise tax.

Stock Ownership

The following table provides information as of March 21, 2006, derived from beneficial ownership reports filed with the SEC and furnished to the Company, and other information provided to the Company, about the shares of HealthExtras common stock that may be considered to be owned beneficially, within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, by each beneficial owner of more than 5% of the Company’s outstanding common stock, by each director or nominee for director of the Company, by each of the named executive officers in the executive compensation table, and by all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown, and the business address of such person is HealthExtras, Inc., 800 King Farm Boulevard, 4th Floor, Rockville, Maryland 20850.

Name	Number of Shares Owned	Percent of Common Stock Outstanding
Principal Financial Group, Inc.(1)	7,977,500	19.9%
Thomas L. Blair(2)	6,121,400	15.3%
David T. Blair(3)	1,373,000	3.4%
Michael P. Donovan(4)	935,700	2.3%
Thomas M. Farah(5)	151,000	*
Nick J. Grujich(6)	118,000	*
William E. Brock(7)	35,000	*
Edward S. Civera(8)	30,000	*
Steven B. Epstein(9)	20,000	*
Frederick H. Graefe(10)	30,100	*
Thomas J. Graf(1,11)	20,000	*
Daniel J. Houston(1,11)	—	—
Michael R. McDonnell	250	*
Deanna Strable-Soethout(1,11)	100	*
Dale B. Wolf(12)	27,000	*
All directors and executive officers as a group (14 persons)(11,13)	8,861,550	22.1%

*	Less than 1% of outstanding shares.
(1)	Thomas J. Graf, Daniel J. Houston (director since April 29, 2005) and Deanna Strable-Soethout, directors of HealthExtras, are employed by Principal Financial Group, Inc. or one of its affiliates. The business address for these directors is in care of Principal Financial Group, Inc., 711 High Street, Des Moines, Iowa 50392.
(2)	Thomas L. Blair and his wife may be deemed the beneficial owners of an aggregate of 6,121,400 shares of common stock. Of the total shares, Mr. Blair has sole power, or joint power with Mrs. Blair, to vote and to invest 3,311,400 shares, and Mrs. Blair has sole power to vote and to invest 2,810,000 shares in her capacity as trustee.
(3)	Includes 1,225,000 shares of common stock, which may be acquired within sixty days upon exercise of outstanding options at a weighted average price of $6.25; also includes 110,000 shares of restricted common stock awarded pursuant to the HealthExtras, Inc. 2003 Equity Incentive Plan, of which 50,000 shares are subject to restrictions until they vest in five equal annual installments beginning on February 23, 2007, and 60,000 shares which are subject to restrictions until they vest in three equal annual installments beginning on July 1, 2006.

(4)	Includes 800,000 shares of common stock, which may be acquired within sixty days upon exercise of outstanding options at a weighted average price of $5.63; also includes 60,000 shares of restricted common stock awarded pursuant to the HealthExtras, Inc. 2003 Equity Incentive Plan, of which 30,000 shares are subject to restrictions until they vest in five equal annual installments beginning on February 23, 2007, and 30,000 shares are subject to restrictions until they vest in three equal annual installments beginning on July 1, 2006.
(5)	Includes 125,000 shares of common stock, which may be acquired within sixty days upon exercise of outstanding options at a weighted average price of $2.74, and 10,000 shares of restricted common stock awarded pursuant to the HealthExtras, Inc. 2003 Equity Incentive Plan, which are subject to restrictions until they vest in four equal annual installments beginning on February 23, 2007.
(6)	Includes 100,000 shares of common stock, which may be acquired within sixty days upon exercise of outstanding options at a weighted average price of $15.96, and 15,000 shares of restricted common stock awarded pursuant to the HealthExtras, Inc. 2003 Equity Incentive Plan, which are subject to restrictions until they vest in four equal annual installments beginning on February 23, 2007.
(7)	Includes 35,000 shares of common stock, which may be acquired within sixty days upon exercise of outstanding options at a weighted average price of $7.20.
(8)	Includes 30,000 shares of common stock, which may be acquired within sixty days upon exercise of outstanding options at a weighted average price of $5.68.
(9)	Includes 20,000 shares of common stock, which may be acquired within sixty days upon exercise of outstanding options at a weighted average price of $8.75.
(10)	Includes 30,000 shares of common stock, which may be acquired within sixty days upon exercise of outstanding options at a weighted average price of $6.25.
(11)	Mr. Graf, Mr. Houston and Ms. Strable-Soethout disclaim any beneficial ownership with respect to the shares beneficially owned by Principal Financial Group, Inc.
(12)	Includes 20,000 shares of common stock, which may be acquired within sixty days upon exercise of outstanding options at a weighted average price of $8.75.
(13)	Includes shares of common stock which may be acquired within sixty days upon the exercise of outstanding options.

The Company has established a stock trading plan in accordance with the guidelines specified in Rule 10b5-1 of the Securities Exchange Act of 1934. The Rule 10b5-1 plan is designed to enable executives of the Company to avoid any real or perceived conflict of interest in connection with the trading of the Company’s securities.

Certain Transactions

During 2005, the Company received legal services from Epstein Becker & Green, P.C. (“EBG”), a law firm in which Mr. Steven Epstein, a Director of the Company, is both a shareholder and executive committee member. Before Mr. Epstein was elected to the Board of the Company, the Company engaged EBG for legal services on a variety of matters and has continued to do so since that time. EBG, one of several law firms routinely providing services to the Company on an as-needed basis, renders its services at the hourly rates typically charged to its other clients, and there is no retainer agreement or other form of contract obligating the use of EBG or creating a financial penalty for not using EBG. The Company’s legal fees from EBG were approximately $331,000 in 2005. The Board has determined that Mr. Epstein’s status as a shareholder and executive committee member of EBG does not affect his independence as a member of the Company’s Board or Nominating Committee. The foregoing related-party transaction has been reviewed and approved by the Audit Committee.

Accountant Fees and Services

The following fees were paid to our independent registered public accountants for the years ended December 31, 2005 and 2004, and we have determined that the provisions for these services is compatible with maintaining the independence of the independent registered public accountants:

	2005	2004
Audit Fees(1)	$837,500	$1,112,500
Tax Fees(2)	49,108	28,462
Other Fees(3)	97,000	—

(1)	Includes (i) the audit of the Company’s consolidated financial statements included in its Form 10-K annual report and services attendant to, or required by, statute or regulation; (ii) the review of interim condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q; (iii) comfort letters, consents and other services related to filings with the SEC and other regulatory bodies; (iv) accounting consultation attendant to the audit; and (v) the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Includes U.S. federal, state and local income tax planning, tax advice, and compliance, including the preparation and review of tax returns.
(3)	Includes the audit of the Company’s 401(k) benefit plan.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. This approval process ensures that the firm does not provide any non-audit services to the Company that are prohibited by law or regulation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year, its executive officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements.

Code of Ethics and Conduct

The Company, together with its subsidiaries, insists that all of its directors, officers and employees adhere to high ethical standards and comply with all applicable legal requirements when engaging in business on behalf of the Company. Accordingly, the Board adopted a Code of Ethics and Conduct which complies with the Sarbanes-Oxley Act of 2002 and the Nasdaq Stock Market Rules, and is applicable to all of the Company’s directors, officers and employees. A copy of the Code of Ethics and Conduct will be furnished without charge upon written request to the Corporate Secretary, HealthExtras, Inc., 800 King Farm Boulevard, 4th Floor, Rockville, Maryland 20850.

The Company has established a toll-free telephone number for employees to use on a confidential basis to advise the General Counsel of any questions, reports or concerns regarding possible violations of the Company’s Code of Ethics and Conduct or of any Company policies or procedures. Employees are also invited to write to the General Counsel on a confidential basis regarding such matters. In addition, the Audit Committee, in compliance with the Sarbanes-Oxley Act of 2002, has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters, and to allow for the confidential, anonymous submission by employees of concerns regarding any such matters (see also “Stockholder Communications with the Board”). In no event will any action be taken against an employee for, in good faith, making a complaint or reporting known or suspected violations.

Recent Developments

On March 15, 2006, we announced that H.E.R.E.I.U. Welfare Funds had selected our subsidiary, Catalyst Rx, to provide pharmacy benefit management services effective June 1, 2006. H.E.R.E.I.U. is a multi-employer Taft-Hartley Fund representing over 225,000 participants across the country, the largest concentrations of which are in Las Vegas, Chicago, New York and Atlantic City.

In addition, on March 21, 2006, we announced that we had been notified by the Maryland Department of Budget and Management that it will recommend the award to Catalyst Rx of a five-year pharmacy management contract relating to more that 200,000 members and their eligible dependents for approval by the Maryland Board of Public Works. If this award is approved by the Maryland Board of Public Works, it is anticipated to have a third quarter effective date.

We will have to incur certain implementation costs and pre-operation costs for these two contracts prior to their effective dates. Such costs will be in addition to the implementation and pre-operation costs which we have been and will continue to incur in preparation for the July 1, 2006 effective date for Catalyst Rx to provide pharmacy benefit management services to the more than 1.3 million members of Wellmark Blue Cross and Blue Shield of Iowa, which we announced on January 3, 2006.

As discussed under “Risk Factors” in our Form 10-K Annual Report for the year ended December 31, 2005, if we lose key clients, including as a result of their cancellation of their agreements, consolidation of clients or as a result of competitive bidding in the renewal of contracts, our business, profitability and growth prospects could suffer. While our PBM contracts generally specify multi-year terms, many, including those with public agencies such as the State of Louisiana and potentially with the State of Maryland, allow for cancellation by the client on relatively short notice. While the Company has never had a material multi-year agreement cancelled before its full term, and has frequently been successful in negotiating contract extensions, there can be no assurance that such cancellations might not occur in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2006	By:	/s/ Michael P. Donovan
Michael P. Donovan
Chief Financial Officer and
Chief Accounting Officer